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                                                                     EXHIBIT 4.3



                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of November 5, 1998 by and among Medtronic Asset Management, Inc. a Minnesota corporation ("MAMI"), and MiniMed Inc. ("MINIMED"), a Delaware corporation.

RECITALS:

        MAMI and MiniMed have entered into those certain Investment Agreements, each dated as of November 5, 1998 (as they may be amended from time to time, the "INVESTMENT AGREEMENTS"), in which in MAMI agreed to purchase from MiniMed, and MiniMed agreed to issue to MAMI, an aggregate of 500,000 shares of MiniMed Common Stock at $60.00 per share. The parties hereto wish to enter into this Agreement to provide for the registration of the Shares.

AGREEMENT:

        The parties hereby agree as follows:

        1.  Registration.

               1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (b) "Effectiveness Period" shall begin upon the effective date of a Registration Statement and end on the earlier of (i) nine months after the effective date of a Registration Statement, (ii) completion of the distribution described in the Registration Statement or (iii) with respect to any Holder, such time as all Registrable Securities held by such Holder may be sold in compliance with Rule 144 within any three-month period.

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               (d) "Holder" shall mean MAMI and any transferee or subsequent transferee of at least 20% of the Registrable Securities originally issued to MAMI (other than a transferee who purchases the Registrable Securities in a sale effected pursuant to any Registration Statement or pursuant to Rule 144) provided that MAMI has assigned its rights under this Agreement to such transferee, directly or indirectly, such transferee has assumed the obligations of a Holder hereunder and a copy of such written assignment and assumption is provided to MiniMed.



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        (e) "Indemnified Party" and "Indemnifying Party" shall be as defined in
Section 3.3.

        (f) "Initiating Holders" shall mean Holders who in the aggregate are holders of 35% or more of the Registrable Securities.

        (g) "Losses" shall be as defined in Section 3.1.

        (h) "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        (i) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        (j) "Registrable Securities" shall mean the Shares and any other security of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares; provided, however, that Registrable Securities shall not include any such Shares that have been sold by a Holder under an effective Registration Statement or under Rule 144.

        (k) "Registration Expenses shall be as defined in Section 2.5.

        (l) "Registration Statement shall mean any registration statement of MiniMed that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        (m) "Rule 1.44" shall mean Rule 144, as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (n) "Rule 158" shall mean Rule 158, as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.



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        (o) "Rule 424" shall mean Rule 424 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

        (q) "Shares" shall mean the shares of Common Stock of MiniMed issued to MAMI by MiniMed pursuant to the Investment Agreements.

        (r) "Violation" shall be as defined in Section 3. 1.

        2.  Registration.

        2.1 Requested Registration.

        (a) Demand. If at any time after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 5.15 below, MiniMed receives from Initiating Holders a written request that MiniMed effect any registration, qualification or compliance with respect to a proposed sale of at least 35% of the aggregate Registrable Securities initially issued pursuant to the Investment Agreements, MiniMed will:

                (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                (ii) use its best efforts to effect as soon as practicable such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by MiniMed within 20 days after receipt of such written notice from MiniMed; provided, however, that MiniMed shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1 after MiniMed has effected three such registrations pursuant to this Section 2.1(a), and such registrations have been declared or ordered effective.

        MiniMed shall not be required to effect more than one registration pursuant to this Section 2.1 or pursuant to Section 2.3 in any six-month period. MiniMed may delay the filing of any registration statement requested pursuant to this Section 2.1(a) to a date not more than one hundred twenty (120) days following the date of such request if MiniMed's Board of Directors makes a good faith determination that such a delay is necessary in order not to significantly



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adversely interfere with or affect the negotiation or completion of a material transaction that is being contemplated by MiniMed (in which case the Effectiveness Period of a Registration Statement filed under this Section 2.1 shall be extended by a period equal to the period of such delay); provided that MiniMed may not exercise such right of delay more than once in any 12-month period whether under this Section 2.1 or Section 2.4(j) below. Subject to the limitation on the number of registrations under this Section 2.1 and the preceding sentence, MiniMed shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

        (b) Underwriting. In the event that a registration pursuant to Section
2.1 is for a registered public offering involving a sale through underwriters, MiniMed shall so advise the Holders as part of the notice given pursuant to
Section 2.1. In such event, the right of any Holder to registration pursuant to
Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. MiniMed shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders but subject to MiniMed's approval, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders in writing that, in such managing underwriter's good faith professional judgment, marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Common Stock that are not Registrable Securities and are proposed to be included in such registration shall be reduced or eliminated. If further limitations on the number of shares of Common Stock to be underwritten are necessary, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, MiniMed or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to MiniMed, the managing underwriter and the Initiating Holders.

        2.2 "Piggy-back" Registration

        (a) Notice of Registration. Until the termination of this Agreement pursuant to Section 5.15 below, if at any time or from time to time MiniMed shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, including stock option plans and stock purchase plans or (ii) a registration relating solely to a Rule 145 transaction, MiniMed will:

                (i)     promptly give to each Holder written notice thereof, and



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               (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from MiniMed by any Holder.

        (b) Underwriting. If the registration of which MiniMed gives notice is for a registered public offering involving a sale through underwriters, MiniMed shall so advise the Holders as part of the written notice given pursuant to
Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with MiniMed and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by MiniMed. As a condition to the inclusion of the Holder's Registrable Securities in such registration, the Holder agrees to sell the securities held by the Holder through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of MiniMed. Notwithstanding any other provision of this
Section 2.2, if the managing underwriter advises the Holders and other holders proposing to distribute their securities through such underwriting that, in such managing underwriter's good faith professional judgment, marketing factors require a limitation of the number of shares to be underwritten, then such limitation shall first reduce or eliminate the number of shares of Common Stock proposed for inclusion in such registration statement and underwriting with respect to which the holder(s) thereof do not have registration rights granted prior to the date of this Agreement. If further limitations on the number of shares of Common Stock to be underwritten are necessary, the number of shares of Common Stock that may be included in the registration and underwriting shall be allocated among all Holders and such other holders having registration rights granted prior to the date of this Agreement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and securities with prior registration rights dated prior to the date of this Agreement held by such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, MiniMed or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to MiniMed, the managing underwriter and the Initiating Holders. If MiniMed initiates a registration, then in no event shall the number of shares to be registered for sale by MiniMed be reduced, unless the shares requested for inclusion by the Holder and all other holders having registration rights have been eliminated entirely.

        (c) Right to Terminate Registration. MiniMed shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        2.3 Registration on Form S-3. If any Holder or Holders who in the aggregate hold 20% or more of the Registrable Securities request that MiniMed file a registration statement on Form S-3 (or any successor form to Form S-3) for the sale of at least 20% of the shares of the



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Registrable Securities initially issued pursuant to the Investment Agreements, and MiniMed is a registrant entitled to use Form S-3 to register the Registrable Securities for such sales, MiniMed shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The substantive provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3; however, a registration initiated under this Section 2.3 shall not be deemed a registration pursuant to Section 2.1(a). MiniMed may delay the filing of any registration statement requested pursuant to this Section 2.3 to a date not more than one hundred twenty (120) days following the date of such request if MiniMed's Board of Directors makes a good faith determination that such a delay is necessary in order not to significantly adversely interfere with or affect the negotiation or completion of a material transaction that is being contemplated by MiniMed (in which case the Effectiveness Period of a Registration Statement filed under this Section
2.3 shall be extended by a period equal to the period of such delay); provided that MiniMed may not exercise such right of delay more than once in any 12-month period whether under this Section 2.3 or Section 2.4(j) below. Subject to the limitation on the number of registrations under this Section 2.3 and the preceding sentence and succeeding sentence, MiniMed shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests. MiniMed shall not be required to effect more than one registration pursuant to this Section 2.3 or
Section 2.1 in any six-month period.

        2.4 Registration Procedures. In connection with MiniMed's registration obligations under Section 2.1, 2.2 or 2.3 hereof, MiniMed shall effect such registration to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof intended by the Holder, and pursuant thereto MiniMed shall as expeditiously as practicable:

        (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that MiniMed is required by applicable securities laws or stock exchange or quotation system requirements to file), furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, if any, and MiniMed shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that MiniMed is required by applicable securities laws or stock exchange or quotation system requirements to file) to which the Holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis. In the event of any such objection, the Holders shall provide MiniMed with any requested revisions to such prospectus or supplement within ten (10) business days of such objection.

        (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect



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to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

        (c) Notify the Holders promptly, and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by MiniMed of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any Jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of MiniMed's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        (d) Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest practicable time.

        (e) If reasonably requested by the Holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as MiniMed and the Holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after MiniMed has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that MiniMed shall not be required to take any actions under this paragraph that are not, in the opinion of counsel for MiniMed, in compliance with applicable law.

        (f) Furnish to each Holder and its counsel, if any, upon written request and without charge to such Holder, at least one conformed copy of the Registration Statement or Statements



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and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

        (g) Deliver to each Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request in writing; and MiniMed hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

        (h) Use reasonable efforts to register and qualify the Registrable Securities under (or obtain exemption from) the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that MiniMed will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

        (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any Holder or Holders, in which case MiniMed will cooperate in all reasonable respects with the granting of such approvals, as may be necessary to enable such Holder or Holders to consummate the disposition of such Registrable Securities.

        (j) Within five (5) business days following the occurrence of any event contemplated by paragraphs 2.4(c)(v) or 2.4(c)(vi) above, prepare and file with the Commission a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the five (5) business day period may be extended by an additional one hundred twenty (120) days if such amended or supplemental disclosures would significantly adversely interfere with or affect the negotiation or completion of a material transaction that is being contemplated by MiniMed at such time and MiniMed shall furnish to the Holders notice to that effect; provided, further, that MiniMed may not effect more than one delay during any 12-month period whether under this Section 2.4(j) or Sections 2.1 or 2.3.



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        (k) If necessary in connection with a disposition of Registrable
Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by such Holder, financial and other records, pertinent corporate documents and properties of MiniMed and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of MiniMed and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by MiniMed in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing.

        (l) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of MiniMed, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

        (m) Cooperate with the Holders and transfer agent and registrar to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as a Holder may request.

        (n) Cause the Shares to be listed on each securities exchange or quotation system on which MiniMed's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make any required filings under the Exchange Act and to have such filings declared effective thereunder.

        In connection with the disclosures in a Registration Statement, as required under the Securities Act, MiniMed may require a Holder, and each Holder agrees, to furnish to MiniMed in writing such information regarding the distribution of the Registrable Securities covered by such Registration Statement as MiniMed may, from time to time, reasonably request in writing and MiniMed may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably falls to furnish such information in writing within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to MiniMed all information required to be disclosed in such Registration Statement in order to make the information previously furnished to MiniMed by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the required information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.



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        Each Holder agrees that, upon receipt of any notice from MiniMed of the happening of any event of the kind described in paragraphs 2.4(c)(ii), 2.4(c)(iii), 2.4(c)(iv), 2.4(c)(v) or 2.4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 2.4(j) hereof, or until such Holder is advised in writing by MiniMed that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. MiniMed agrees to so advise such Holder promptly after MiniMed determines that the use of the applicable Prospectus may be resumed.

        2.5 Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by MiniMed shall be borne by MiniMed whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on applicable securities exchange or quotation system, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for MiniMed in connection with MiniMed's performance of its obligations under this Agreement, (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if MiniMed so desires such insurance, (vii) fees and expenses of all other persons retained by MiniMed in connection with the performance by MiniMed of its duties under this Agreement and (viii) fees and expenses of counsel to MAMI up to a maximum of $25,000. Notwithstanding the generality of the foregoing, MiniMed shall not be responsible for paying the expenses of Holder, or its counsel, incurred in connection with the registration or approval of the Registration Statement or the transactions contemplated thereby by governmental agencies or authorities other than those administering applicable securities laws and applicable exchange or quotation system regulations. In addition, MiniMed will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation system on which similar securities issued by MiniMed are then listed and the fees and expenses of any person, including special experts, retained by MiniMed.

        2.6 Limitations on Additional Registration Rights. The registration statement filed in accordance with Section 2.1, 2.2 or 2.3 may include other securities of MiniMed with respect to which registration rights have been granted, and may include securities of MiniMed being sold for the account of MiniMed; provided however, that such inclusions do not adversely affect the registration or distribution of the Registrable Securities.



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        3.     Indemnification.

        3.1 By MiniMed. To the maximum extent permitted by law, MiniMed will indemnify and hold harmless each Holder of Registrable Securities, each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each underwriter, if any, of Registrable Securities, against any losses, claims, damages, liabilities or expenses (joint or several) (collectively "Losses") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by MiniMed of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. MiniMed will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses (or action in respect thereof); provided, however, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such Losses (or action in respect thereof) if such settlement is effected without the consent of MiniMed (in which case the parties shall first have met and conferred in good faith regarding such settlement), nor shall MiniMed be liable in any such case for any such Losses (or action in respect thereof) to the extent that they arise out of or are based upon a Violation which arises out of or is based upon information furnished in writing expressly for use in connection with such registration by any such Holder, controlling person, as the case may be; provided, further, that MiniMed will not be liable to any Holder or controlling person or underwriter, as the case may be with respect to any Losses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser asserting such Losses purchased from such Holder or underwriter, as applicable, and was not, due to the fault of such Holder, sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser.

        3.2 By Holders. To the maximum extent permitted by law, each Holder (severally, but not jointly) will, if Registrable Securities held by such Holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless MiniMed and each person who controls MiniMed within the meaning of the Securities Act or the Exchange Act, against any Losses to which MiniMed or any such director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon information furnished by such Holder in writing expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by MiniMed or any such controlling person in connection with investigating or defending any such Losses (or actions in respect thereof); provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of the Holder (in which case the parties shall first have met and conferred in good faith regarding such settlement). Each Holder's liability under this Section 3.2 shall not exceed the proceeds received by such Holder from the sale of Registrable Securities held by such Holder included in such registration, qualification or compliance.

        3.3 Procedures. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). Without limiting the generality of the foregoing, if the Indemnified Party has been advised in writing by its counsel that representation of both the Indemnified and Indemnifying Party by the same counsel would be inappropriate under standards of professional conduct due to actual or potential differing interests, with respect to such claim or litigation, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this Section 3.3. The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 3.3), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

        3.4 Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party (on the one hand) and of the Indemnified Party (on the other) in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        4. Information Requirements. MiniMed shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time MiniMed is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. MiniMed further covenants that it will cooperate with any Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, MiniMed shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. MiniMed shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to any Securities Act registration form used in connection with any Shelf Registration effected pursuant hereto in order to allow MiniMed to be eligible to file registration statements on such form.

        5.     Miscellaneous.

        5.1 Construction. MiniMed and MAMI have participated jointly in the negotiation and drafting of this Agreement. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        5.2 No Inconsistent Agreements. MiniMed has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

        5.3 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect in a writing executed by each party, and any party, as to such party, may waive any of its rights hereunder. To be effective, any such waiver must be in writing and be signed by the party providing such waiver. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

        5.4 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below, or to such other address as any party may have furnished to the other party in writing in accordance with this Agreement:

               If to MiniMed:

               MiniMed Inc.
               12744 San Fernando Road
               Sylmar, California 91342
               Fax:   (818) 367-1460
               Attention: General Counsel


               If to MAMI:

               c/o Medtronic, Inc.
               Corporate Center
               7000 Central Avenue N.E.
               Minneapolis, Minnesota 55432

               with separate copies to:

               Attention: General Counsel
               Telecopy Number: (612) 572-5459

               Attention: Vice President and Chief Development Officer Telecopy Number: (612) 572-5404

        5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. MiniMed may not assign its rights or obligations hereunder without the prior written consent of Holders of a majority of the Registrable Securities.

        5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

        5.7 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

        5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.

        5.9 Consent to Jurisdiction. Each party agrees to non-exclusive personal jurisdiction and venue in the United States District Court for Minnesota and any Minnesota State court.

        5.10 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

        5.11 Entire Agreement. This Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

        5.12 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

        5.13 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        5.14 Further Assurances. Each of the parties hereto shall use best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

        5.15 Termination. This Agreement and the obligations of the parties hereunder shall terminate at the expiration of two (2) years following the issuance of the Registrable Securities, except for any liabilities or obligations under Section 2.5 or 3 or the proviso of paragraph 2.4(k) above, which shall remain in effect in accordance with their terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                                        MINIMED INC.



                                        /s/ ALFRED E. MANN
                                        ----------------------------------------
                                        Name: ALFRED E. MANN
                                              ----------------------------------
                                        Title: CHAIRMAN AND CEO
                                               ---------------------------------


                                        MEDTRONIC ASSET MANAGEMENT, INC.


                                        /s/ MICHAEL D. ELLWEIN
                                        ----------------------------------------
                                        Name:  MICHAEL D. ELLWEIN
                                              ----------------------------------
                                        Title: V.P.
                                               ---------------------------------



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